QuickLinks -- Click here to rapidly navigate through this document

EXHIBIT 10.8

Trading permitted?		Yes	No
Withdrawals permitted?	X	Yes	No

ACCOUNT CONTROL AGREEMENT

        This Account Control Agreement dated as of May 19, 2003 among Comerica Bank ("Secured Party"), Xponential, Inc. ("Pledgor"), and Comerica Securities, Inc. ("Securities Intermediary"):

RECITALS:

        A.    Securities Intermediary has established a securities account #BJX-169293 in the name of Pledgor ("Account") pursuant to a customer agreement dated                        , 2003 between Securities Intermediary and Pledgor ("Customer Agreement").

        B.    Pledgor granted Secured Party a security interest in the Account pursuant to a Security Agreement dated May 19, 2003.

        The parties agree as follows:

        1.    The Account.    Securities Intermediary hereby represents and warrants to Secured Party and Pledgor that (a) the Account is a securities account within the meaning of Section 8-501 of the Uniform Commercial Code and has been established solely in the name of Pledgor as recited above, (b) Exhibit A annexed hereto is a complete and accurate statement of the Account and the financial assets carried therein and any free credit balance thereunder as of the date thereof, (c) Exhibit A does not reflect any financial assets which are registered in the name of Pledgor, payable to its/his/her order, or specially endorsed to it/him/her, which have not been endorsed to Securities Intermediary or in blank, (d) the security entitlements arising out of the financial assets carried in the Account and such free credit balance are valid and legally binding obligations of Securities Intermediary, and (e) except for the claims and interest of Secured Party and Pledgor in the Account (subject to any claim in favor of Securities Intermediary permitted under Section 2), Securities Intermediary has no knowledge of any claim to or interest in Account. Securities Intermediary will treat all property held by it in the Account as financial assets under Article 8 of the Uniform Commercial Code.

        2.    Liens.    Securities Intermediary hereby acknowledges the security interest granted to Secured Party by Pledgor. Securities Intermediary hereby confirms that the Account is a cash account and that it will not advance any margin or other credit to Pledgor therein, either directly by executing purchase orders in excess of any credit balance or money market mutual funds held in the Account, executing sell orders on securities not held in the Account or by allowing Pledgor to trade in instruments such as options and commodities contracts that create similar obligations, nor hypothecate any securities carried in the Account. Securities Intermediary hereby confirms that the Pledgor has no check writing privileges or line of credit or credit card privileges under the Account and that no such privileges shall be provided Pledgor under the Account as long as this Agreement is in effect. Securities Intermediary hereby waives and releases all liens, encumbrances, claims and rights of setoff it may have against the Account or any financial asset carried in the Account or any credit balance in the Account and agrees that, except for payment of its customary fees and commissions pursuant to the Customer Agreement, it will not assert any such lien, security interest, encumbrance claim or right against the Account or any financial asset carried in the Account or any credit balance in the Account. Securities Intermediary covenants and agrees that it will not enter into an account control agreement with a third party with respect to the Account or otherwise agree with any third party that Securities Intermediary will comply with entitlement orders concerning the Account originated by such third party without the prior written consent of Secured Party and Pledgor. Securities Intermediary will promptly notify Secured Party and Pledgor if any person asserts any lien, security interest, encumbrance or adverse claim against the Account or in any financial asset carried therein.

        3.    Control.    Securities Intermediary covenants and agrees that it will comply with entitlement orders originated by Secured Party concerning the Account at any time without further consent by Pledgor. Except as otherwise provided in Section 2 above and Section 4 below, Securities Intermediary may sell or make trades of financial assets held in the Account at the direction of Pledgor, or its/his/her authorized representatives until such time as Secured Party delivers a written notice to Securities Intermediary that Secured Party is thereby exercising exclusive control over the Account ("Notice of Exclusive Control"), provided that the proceeds of the financial assets sold or traded are deposited in or credited to the Account contemporaneously with such sale or trade. After Securities Intermediary receives the Notice of Exclusive Control, it will immediately cease complying with entitlement orders or other directions concerning the Account originated by Pledgor or its/his/her representatives.

        4.    No Withdrawals.    Notwithstanding the provisions of Section 3 above, Securities Intermediary shall neither accept nor comply with any entitlement order from Pledgor withdrawing any financial assets from the Account or directing the transfer of any financial assets held in the Account to any other account maintained at Securities Intermediary or any other entity other than Secured Party nor deliver any such financial assets to Pledgor nor pay any free credit balance or other amount owing, from Securities Intermediary to Pledgor with respect to the Account without the prior written consent of Secured Party; provided, however Pledgor may withdraw financial assets from the Account so long as Pledgor at all times maintains a cash value of not less than One Million Two Hundred Thousand Dollars ($1,200,000) in the Account.

        5.    Duplicate Statements and Notices.    Securities Intermediary will send copies of all statements, confirmations, notices of claims and other correspondence concerning the Account simultaneously to each of Pledgor and Secured Party at the addresses set forth below.

        6.    Securities Intermediary's Duties.    Except for permitting a withdrawal or payment in violation of Section 4 above, permitting a trade in violation of Section 3 above, or advancing margin or other credit or providing check writing privileges or line of credit or credit card privileges to Pledgor in violation of Section 2 above, Securities Intermediary shall have no responsibility or liability to Secured Party for making trades of financial assets held in the Account at the direction of Pledgor, or his authorized representatives, or complying with entitlement orders concerning the Account from Pledgor, or his authorized representatives, which are received by Securities Intermediary before Securities Intermediary receives a Notice of Exclusive Control. Securities Intermediary shall have no responsibility or liability to Pledgor for complying with a Notice of Exclusive Control or complying with entitlement orders concerning the Account originated by Secured Party. Securities Intermediary shall have no duty to investigate or make any determination as to whether a default exists under any agreement between Pledgor and Secured Party and shall comply with a Notice of Exclusive Control even if it believes that no such default exists. This Agreement does not create any obligation or duty of Securities Intermediary other than those expressly set forth herein.

        7.    Tax Reporting.    All items of income, gain, expense, and loss recognized in the Account shall be reported to the Internal Revenue Service and all state and local taxing authorities under the name and taxpayer identification number of Pledgor.

        8.    Customer Agreement and Securities Intermediary's Jurisdiction.    In the event of a conflict between this Agreement and any other agreement between the Securities Intermediary and the Pledgor, the terms of this Agreement will prevail. Regardless of any provision in such agreement, the State of Michigan shall be deemed to be Securities Intermediary's location for the purposes of this Agreement and the perfection and priority of Secured Party's security interest in the Account.

        9.    Termination.    The rights and powers granted herein to Secured Party have been granted in order to perfect its security interest in the Account, are powers coupled with an interest and will neither be affected by the death, dissolution or bankruptcy of Pledgor nor by the lapse of time. The obligations of Securities Intermediary under Sections 2, 3, 4, and 5 above shall continue in effect until the security interest of Secured Party in the Account has been terminated and Secured Party has notified Securities Intermediary of such termination in writing. Upon receipt of such notice the obligations of Securities Intermediary under Sections 2, 3, 4 and 5 above with respect to the operation and maintenance of the Account after the receipt of such notice shall terminate, Secured Party shall have no further right to originate entitlement orders concerning the Account, and Securities Intermediary may take such steps as Pledgor may request to vest full ownership and control of Account in Pledgor, including, but not limited to, transferring all of the financial assets and credit balances in the Account to another securities account in the name of Pledgor or his designee.

        10.    This Agreement.    This Agreement, the schedules and exhibits hereto and the agreements and instruments required to be executed and delivered hereunder set forth the entire agreement of the parties with respect to the subject matter hereof and supersede and discharge all prior agreements (written or oral) and negotiations and all contemporaneous oral agreements concerning such subject matter and negotiations. There are no oral conditions precedent to the effectiveness of this Agreement.

        11.    Amendments.    No amendment, modification or termination of this Agreement or waiver of any right hereunder shall be binding on any party hereto unless it is in writing and is signed by the party to be charged.

        12.    Successors.    The terms of this Agreement shall be binding upon, and shall inure to the benefit of, the parties hereto and their respective corporate successors or heirs and personal representatives.

        13.    Severability.    If any term or provision set forth in this Agreement shall be invalid or unenforceable, the remainder of this Agreement, or the application of such terms or provisions to persons or circumstances, other than those to which it is held invalid or unenforceable, shall be construed in all respects as if such invalid or unenforceable term or provision were omitted.

        14.    Notices.    Any notice, request or other communication required or permitted to be given under this Agreement shall be in writing and deemed to have been properly given when delivered in person, or when sent by telecopy or other electronic means and electronic confirmation of receipt is received or two days after being sent by certified or registered United States mail, return receipt requested, postage prepaid, addressed to the party at the address set forth next to such parties' name at the heading of this Agreement. Any party may change its address for notices in the manner set forth above.

        15.    Rules of Construction.    In this Agreement, words in the singular number include the plural, and in the plural include the singular; words of the masculine gender include the feminine and the neuter, and when the sense so indicates words of the neuter gender may refer to any gender and the word "or" is disjunctive, but not exclusive. The captions and section numbers appearing in this Agreement are inserted only as a matter of convenience and do not define, limit or describe the scope or intent of the provisions of this Agreement.

        16.    Choice of Law.    The parties hereto agree that certain material events, occurrences and transactions relating to this Agreement bear a reasonable relationship to the State of Michigan. The validity, terms, performance and enforcement of this Agreement shall be governed by those laws of the State of Michigan which are applicable to agreements which are negotiated, executed, delivered and performed solely in the State of Michigan.

        17.    Counterparts.    This Agreement may be executed in any number of counterparts, all of which shall constitute one and the same instrument, and any party hereto may execute this Agreement by signing and delivering one or more counterparts.

        18.    Jury Waiver.    THE PARTIES HERETO ACKNOWLEDGE THAT THE RIGHT TO TRIAL BY JURY IS A CONSTITUTIONAL ONE, BUT THAT IT MAY BE WAIVED. EACH

PARTY, AFTER CONSULTING (OR HAVING HAD THE OPPORTUNITY TO CONSULT) WITH COUNSEL OF THEIR CHOICE, KNOWINGLY AND VOLUNTARILY, AND FOR THEIR MUTUAL BENEFIT WAIVES ANY RIGHT TO TRIAL BY JURY IN THE EVENT OF LITIGATION REGARDING THE PERFORMANCE OR ENFORCEMENT OF, OR IN ANY WAY RELATED TO, THIS AGREEMENT OR THE INDEBTEDNESS.

        19.    Uniform Commercial Code.    Except as otherwise provided in this Agreement, all terms in this Agreement have the meanings assigned to them in Article 9 (or, absent definition in Article 9, in any other Article) of the Uniform Commercial Code, as those meanings may be amended, revised or replaced from time to time. "Uniform Commercial Code" means Act No. 174 of the Michigan Public Acts of 1962, as amended, revised or replaced from time to time, including without limit as amended by Act No. 348 of the Michigan Public Acts of 2000. Notwithstanding the foregoing, the parties intend that the terms used herein which are defined in the Uniform Commercial Code have, at all times, the broadest and most inclusive meanings possible. Accordingly, if the Uniform Commercial Code shall in the future be amended or held by a court to define any term used herein more broadly or inclusively than the Uniform Commercial Code in effect on the date of this Agreement, then such term, as used herein, shall be given such broadened meaning. If the Uniform Commercial Code shall in the future be amended or held by a court to define any term used herein more narrowly, or less inclusively, than the Uniform Commercial Code in effect on the date of this Agreement, such amendment or holding shall be disregarded in defining terms used in this Agreement.

        IN WITNESS WHEREOF, the parties execute this Account Control Agreement as of the date set forth above.

COMERICA BANK
Address: 500 Woodward Avenue	By:	/s/ JOSEPH SULLIVAN
Floor, MC Detroit, Michigan 48226	Its:	/s/ VICE PRESIDENT
Attention: Telecopy No:
XPONENTIAL, INC.
Address:	By:	/s/ ROBERT W. SCHLEIZER
	Its:	/s/ CHIEF FINANCIAL OFFICER
Attention: Telecopy No:
COMERICA SECURITIES, INC.
Address:	By:	/s/ MICHAEL REESE
	Its:	/s/ FINANCIAL CONSULTANT
Attention: Telecopy No:

QuickLinks

  EXHIBIT 10.8
ACCOUNT CONTROL AGREEMENT
RECITALS